Exhibit 99.1

Esports Technologies Announces Definitive Agreement for the Acquisition of Aspire Global’s B2C Business that Recorded $1.8 Billion in Wagering and $73.9 Million in Revenue in the Previous 12 Months

Upon Closing, Esports Technologies Will Acquire Karamba, Dansk777, Hopa, Griffon Casino, GenerationVIP, BetTarget and 1.25 Million Deposited Customers

LAS VEGAS, October 1, 2021 – Esports Technologies, Inc. (Nasdaq: EBET), a leading global provider of advanced esports wagering products and technology, announced today the execution of a definitive agreement for the acquisition of Aspire Global’s (STO: ASPIRE) B2C business in a $75.9 million transaction, including $58.3 million in cash, $11.7 million in a promissory note and approximately $5.9 million worth of common stock. The closing of the acquisition is subject to Esports Technologies’ receipt of financing, as well as other closing requirements. The transaction is expected to close by November 30, 2021.

Under the terms of the deal, Esports Technologies will acquire Aspire’s portfolio of B2C proprietary online casino and sportsbook brands, including Karamba, Hopa, Griffon Casino, BetTarget, Dansk777, and GenerationVIP. Strategically, Esports Technologies intends to utilize the multiple-brand acquisition to cross-sell esports wagering opportunities to increase its esports revenue, player bet transactions, and customers.

In the most recent 12-month period ending June 2021, Aspire Global’s B2C revenue was $73.9 million and its EBITDA was $8.2 million. During the same period, the B2C business recorded wagering of $1.8 billion and over 1.3 billion bets.

Upon completion of the acquisition, Aspire and Esports Technologies will enter into an agreement where Aspire will provide four years of managed services for the acquired brands, ensuring operational continuity while allowing Esports Technologies to scale its operations in key markets.

Aaron Speach, CEO, Esports Technologies, said, “The acquisition of Aspire’s B2C business will be transformative opportunity to accelerate growth by offering esports wagering to 1.25 million new deposited customers. Our company is in a strong position to benefit from the heightened popularity and growing interest in esports.”

Tsachi Maimon, CEO of Aspire Global, said: “Esports Technologies is a strong company with high growth ambitions and is a perfect match for our B2C brands. With Aspire Global’s B2C brands, Esports Technologies gains leading, well-established brands, an excellent base for further growth and a very talented team that contributed to the B2C’s growth. We are confident that Esports Technologies will take our B2C brands to the next level, and we welcome Karamba and the other B2C brands as our new partners.”

Esports Technologies has entered into binding agreements with certain investors for a private placement of $36.2 million consisting of convertible preferred stock at an initial conversion of $28.00 per share, subject to future adjustments and warrants to purchase common stock. The conversion of the preferred stock and exercise of the warrants is subject to the receipt of shareholder approval.

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Needham & Company acted as sole placement agent for the private placement.

A conference call is set for Monday, October 4 at 4:00pm EDT, reviewing details of the planned acquisition. The link to listen to the call is: http://public.viavid.com/index.php?id=146720

A replay of the call will be available on Esports Technologies’ Investor Relations page at https://esportstechnologies.com/investor-overview.

About Esports Technologies

Esports Technologies is developing groundbreaking and engaging wagering products for esports fans and bettors around the world. Esports Technologies is one of the leading global providers of esports product, platform and marketing solutions. The company operates a licensed online gambling platform, gogawi.com, that offers real money betting on esports events and professional sports from around the world in a secure environment. The company is developing esports predictive gaming technologies that allow distribution to both customers and business partners.

For more information, visit: https://esportstechnologies.com.

Note: Aspire Global’s B2C gross gaming revenue and net gaming revenue figures for 2020 and 2021 are based on an exchange rate of 1.17 U.S. dollars per euro. Net gaming revenues include EU VAT and are net of distribution expenses, gaming duties and administrative expenses.

About Non-GAAP Financial Measures

This press release includes EBITDA, a financial measure that is not prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). EBITDA is defined as net income (loss), before interest expense, income tax expense (benefit), depreciation and amortization expense. EBITDA is not a measurement of a company’s financial performance under GAAP, and should not be considered in isolation or as an alternative to net income (loss) as a measure of financial performance, cash flows from operating activities as a measure of liquidity, or any other performance measure derived in accordance with GAAP. The Company believes that EBITDA is an important supplemental measure of the operating performance of the assets to be acquired because it eliminates the impact of expenses that do not relate to business performance. The Company also believes that this non-GAAP measure is useful to investors because it and similar measures are frequently used by securities analysts, investors and other interested parties to evaluate companies in our industry and provide additional information regarding growth rates on a more comparable basis than would be provided without such adjustments.

Forward-Looking Statements: This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, which statements involve risks and uncertainties. Forward-looking statement include, without limitation, the ability of the Company to obtain financing and to satisfy the closing conditions in the acquisition agreement. These statements relate to future events, future expectations, plans and prospects. You can identify forward-looking statements by those that are not historical in nature, particularly those that use terminology such as “may,” “should,” “expects,” “anticipates,” “contemplates,” “estimates,” “believes,” “plans,” “projected,” “predicts,” “potential,” or “hopes” or the negative of these or similar terms. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, actual results or outcomes may prove to be materially different from the expectations expressed or implied by such forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors, including those discussed in the Company’s filings with the Securities and Exchange Commission, including as set forth in the “Risk Factors” section of the Company’s final prospectus, which was filed with the Securities and Exchange Commission on April 16, 2021, as updated by the Company’s subsequent Quarterly Reports on Form 10-Q. The Company does not undertake any obligation to release publicly any revisions to forward-looking statements as a result of subsequent events or developments, except as required by law.

Contacts:

For Investors:

ICR, Inc.

Ryan Lawrence

Ryan.Lawrence@icrinc.com

Ashley DeSimone

Ashley.desimone@icrinc.com

For Media:

ICR, Inc.

Dan McDermott

Dan.McDermott@icrinc.com

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